EXHIBIT 99.1

Harvard Bioscience Reports Third Quarter 2014 Results

Operational Improvements Produce Increases in Operating Income and Margins

50% Increase in Non-GAAP EPS

Increases Financial Guidance for 2014 to Reflect Acquisitions

-Conference Call To Be Held at 11:00 AM ET Today-

HOLLISTON, Mass., Oct. 30, 2014 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, today reported financial highlights for the three and nine months ended September 30, 2014. Among the financial highlights of the quarter were improvements in operating income, operating margins, income from continuing operations and net income.

Jeffrey A. Duchemin, President and Chief Executive Officer of Harvard Bioscience, said, "Third quarter results were notable in many different respects. We grew non-GAAP income from continuing operations and earnings per diluted share by 46% and 50%, respectively, revenues increased 1.2%, we reduced operating expenses and significantly improved our operating margins, which increased by more than 300 basis points to 11.5% on a non-GAAP basis. Bookings remained strong this quarter at $25.7 million, on par with last year's third quarter, and backlog of $6.2 million at the end of the quarter increased 40% over last year's third quarter of $4.4 million. The business strategy we put into place just about a year ago when we realigned our operations, created organizational efficiencies and concentrated on growth businesses is working.

"In addition to our financial results, the third quarter was also important as we identified and subsequently closed two acquisitions on October 1, 2014 that helped secure our leadership in the electrophysiology market: Multi Channel Systems MCS GmbH, a German company, and Triangle BioSystems, Inc., a Delaware corporation based in North Carolina. These two businesses leverage and strengthen our global sales, marketing and distribution network and build upon our growth platform.

"As we complete our first 12 months as a pure-play company, we are a much stronger, focused organization, with a talented and driven team in place, capitalizing on our operational efficiencies and a strong balance sheet that enable us to compete in the global markets," Mr. Duchemin concluded.

Third Quarter Reported Results

Revenues for the three months ended September 30, 2014 were $25.4 million, an increase of approximately $0.3 million, or 1.2% compared to revenues of $25.1 million for the three months ended September 30, 2013. The increase in revenues was the result of currency translation, due to a weaker U.S. dollar compared to the British pound sterling. Excluding currency translation, revenues were flat quarter over quarter.

Income from continuing operations, as measured under U.S. generally accepted accounting principles ("GAAP"), was $0.6 million, or $0.02 per diluted share, for the three months ended September 30, 2014 compared to a loss of $48,000, or $0.00 per diluted share, for the same quarter in 2013. Overall, the favorable year-to-year quarterly GAAP earnings comparison was due primarily to transaction costs incurred during the three months ended September 30, 2013, as well as lower general and administrative expenses quarter over quarter.

Income from continuing operations, on a non-GAAP basis, increased 46% to $1.9 million for the third quarter 2014, and increased 50% to $0.06 per diluted share, compared to $1.3 million, or $0.04 per diluted share, for the three months ended September 30, 2013. For a reconciliation between the GAAP and non-GAAP income from continuing operations, refer to Exhibit 5 and 6 below. Overall, the favorable year-to-year quarterly non-GAAP earnings comparison was due primarily to lower operating expenses.

Year-to-Date Reported Results

Revenues for the nine months ended September 30, 2014 were $78.3 million, an increase of approximately $1.0 million, or 1.3% compared to revenues of $77.3 million for the nine months ended September 30, 2013. Overall, currency translation had a 2.0% positive impact.

Income from continuing operations, as measured under GAAP, was $2.4 million, or $0.07 per diluted share, for the nine months ended September 30, 2014 compared to $1.0 million, or $0.03 per diluted share, for the same period in 2013. Overall, the favorable year-to-year GAAP earnings comparison was due primarily to transaction costs incurred during the nine months ended September 30, 2013, partially offset by higher research and development expenses.

Income from continuing operations, on a non-GAAP basis, was $5.5 million, or $0.17 per diluted share, for the nine months ended September 30, 2014 compared to $5.4 million, or $0.17 per diluted share, for the same period in 2013. For a reconciliation between the GAAP and non-GAAP income from continuing operations, refer to Exhibit 5 and 6 below. The favorable year-to-year non-GAAP earnings comparison was due primarily to lower operating expenses, partially offset by higher interest expense.

Financial Guidance

The Company is increasing its financial guidance from February 27, 2014 to reflect its acquisitions of Multi Channel Systems MCS and Triangle BioSystems. The Company now expects revenues to be approximately $107-$108 million, or an approximately 2% to 3% increase compared to 2013's revenues. The Company expects to report full-year 2014 non-GAAP diluted earnings per share of $0.26 to $0.27, an approximately 20% to 22% increase compared with 2013's non-GAAP diluted earnings per share. This translates to GAAP diluted earnings per share of approximately $0.14 to $0.15. The Company may incur charges, realize gains or experience other events in 2014 that could cause actual results to vary from this guidance. Refer to Exhibit 7 below for a reconciliation between the GAAP and non-GAAP diluted earnings per share guidance.

Conference Call Details

As previously announced, management will host a conference call to discuss third quarter 2014 results and business highlights, operations and outlook, which will be simultaneously webcast and can be accessed through the Harvard Bioscience website. The conference call will begin at 11:00 a.m. ET today, October 30, 2014. To listen to the conference call, log on to our website at www.harvardbioscience.com and click on the Earnings Call icon. If you are unable to listen to the live webcast, the call will be accessible in the investor relations section of our website until November 6, 2014. The live conference call is also accessible by dialing toll-free 877-303-7611, or international: 970-315-0445, and referencing the pass code of "19184017".

This earnings release, as well as any material financial and other statistical information presented on the call which is not included in this earnings release, is available on the Company's website by clicking on the Press Releases icon. If you are unable to listen to the live conference call, please note that the call, this press release and any related financial or statistical information will be archived on our website under the Press Releases icon or Earnings Call icon, as appropriate.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted operating income, adjusted income from continuing operations and adjusted earnings from continuing operations per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of income have excluded certain expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as amortization of intangibles related to acquisitions, costs related to acquisition initiatives, transaction costs, severance and restructuring expenses and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our non-GAAP adjusted operating income, non-GAAP adjusted income from continuing operations and non-GAAP adjusted earnings from continuing operations per diluted share for the three and nine months ended September 30, 2014 and 2013 and changes in total revenues compared to the same periods of the prior year are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, catalogs, websites, and through distributors including GE Healthcare, Thermo Fisher Scientific Inc., VWR and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France and Canada. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, or potential acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include sustained uncertainty concerning government spending; economic and political conditions generally and those affecting pharmaceutical and biotechnology industries; economic, political and other risks associated with international revenues and operations; the seasonal nature of purchasing in Europe; currency exchange rate fluctuations; failure of any banking institution in which the Company deposits its funds or the institution's failure to provide services; the Company's substantial debt and its ability to meet the financial covenants contained in its credit facility; the Company's failure to raise or generate capital necessary to implement its acquisition and expansion strategy; the failure of the Company's spin-off of Harvard Apparatus Regenerative Technology, Inc., or HART, to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes; the failure of HART to indemnify the Company for any liabilities associated with HART's business; unanticipated costs relating to acquisitions, unanticipated costs arising in connection with the Company's consolidation of business functions and any restructuring initiatives; the Company's failure to expand in Asia and other emerging markets; the Company's inability to manage its growth; competition from the Company's competitors; the Company's failure to expand its product offerings, introduce new products or commercialize new technologies; technological changes resulting in the Company's products becoming obsolete; the Company's failure to identify potential acquisition candidates and successfully close such acquisitions with favorable pricing or integrate acquired businesses or technologies; impact of any impairment of the Company's goodwill or intangible assets; the Company's ability to retain key personnel; failure or inadequacy of the Company's information technology structure; rising commodity and precious metals costs; the Company's ability to protect its intellectual property and operate without infringing on others' intellectual property; exposure to product and other liability claims;, plus factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

The Harvard Bioscience logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=23828

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	September 30,	December 31,
	2014	2013
Assets

Cash and cash equivalents	$26,734	$25,771
Trade receivables	14,281	13,884
Inventories	18,063	15,777
Property, plant and equipment	4,109	4,375
Goodwill and other intangibles	53,894	56,903
Other assets	19,047	18,750
Total assets	$136,128	$135,460

Liabilities and Stockholders' Equity

Total current liabilities	$15,628	$16,085
Total liabilities	39,352	40,975
Stockholders' equity	96,776	94,485
Total liabilities and stockholders' equity	$136,128	$135,460

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues	$ 25,448	$ 25,137	$ 78,299	$ 77,317
Cost of product revenues	14,006	13,838	42,818	41,669
Gross profit	11,442	11,299	35,481	35,648

Sales and marketing expenses	4,113	4,174	13,102	13,106
General and administrative expenses	4,130	4,646	12,378	13,227
Research and development expenses	1,059	1,101	3,316	3,036
Restructuring charges	97	96	349	51
Amortization of intangible assets	618	600	1,839	1,955
HART transaction costs	--	268	--	1,788
Total operating expenses	10,017	10,885	30,984	33,163

Operating income	1,425	414	4,497	2,485

Other (expense) income:
Foreign exchange	--	(84)	(148)	(74)
Interest expense	(239)	(276)	(752)	(650)
Interest income	19	10	45	28
Other expense, net	(249)	(7)	(397)	(87)
Other expense, net	(469)	(357)	(1,252)	(783)

Income from continuing operations before income taxes	956	57	3,245	1,702
Income tax expense	323	105	871	725
Income (loss) from continuing operations	633	(48)	2,374	977
Discontinued operations
Loss from discontinued operations, net of tax	--	(935)	--	(2,051)
Net income (loss)	$ 633	$ (983)	$ 2,374	$ (1,074)

Earnings (loss) per share:
Basic earnings (loss) per common share from continuing operations	$ 0.02	$--	$ 0.07	$ 0.03
Discontinued operations	--	(0.03)	--	(0.07)
Basic earnings (loss) per common share	$ 0.02	$ (0.03)	$ 0.07	$ (0.04)

Diluted earnings (loss) per common share from continuing operations	$ 0.02	$--	$ 0.07	$ 0.03
Discontinued operations	--	(0.03)	--	(0.06)
Diluted earnings (loss) per common share	$ 0.02	$ (0.03)	$ 0.07	$ (0.03)

Weighted average common shares:
Basic	32,342	30,575	32,080	30,155
Diluted	33,415	30,575	33,097	31,762

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Cash Flow Information
(unaudited, in thousands)

	Nine Months Ended
	September 30,
	2014	2013

Cash flows from operations:
Net income (loss)	$ 2,374	$ (1,074)
Changes in assets and liabilities	(3,768)	858
Other adjustments to operating cash flows	4,482	3,027
Net cash provided by operating activities	3,088	2,811

Investing activities:
Net cash (used in) provided by investing activities	(1,148)	629

Financing activities:
Proceeds from issuance of debt	2,200	12,049
Repayments of debt	(3,750)	(1,500)
Other financing activities	1,415	1,998
Net cash (used in) provided by financing activities	(135)	12,547

Effect of exchange rate changes on cash	(842)	263

Increase in cash and cash equivalents	$ 963	$ 16,250

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income (Continuing Operations)
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP operating income	$ 1,425	$ 414	$ 4,497	$ 2,485

Adjustments:

Amortization of intangible assets	618	600	1,839	1,955

HART transaction costs	--	268	--	1,788

Severance and restructuring charges	268	96	691	66

Stock-based compensation expense	615	734	1,534	1,939

Non-GAAP adjusted operating income	$ 2,926	$ 2,112	$ 8,561	$ 8,233

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Income (Loss) from Continuing Operations to Non-GAAP Adjusted Income from Continuing Operations
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP income (loss) from continuing operations	$ 633	$ (48)	$ 2,374	$ 977

Adjustments:

Amortization of intangible assets	618	600	1,839	1,955

HART transaction costs	--	268	--	1,788

Severance and restructuring charges	268	96	691	66

Acquisition costs	257	(4)	415	12

Stock-based compensation expense	615	734	1,534	1,939

Income taxes (A)	(459)	(321)	(1,308)	(1,339)

Non-GAAP adjusted income from continuing operations	$ 1,932	$ 1,325	$ 5,545	$ 5,398

(A) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted Earnings Per Common Share from Continuing Operations to Non-GAAP Adjusted Diluted Earnings Per Common Share from Continuing Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP diluted earnings per common share from continuing operations	$ 0.02	$--	$ 0.07	$ 0.03

Adjustments:

Amortization of intangible assets	0.02	0.02	0.06	0.06

HART transaction costs	--	0.01	--	0.06

Severance and restructuring charges	0.01	--	0.02	--

Acquisition costs	0.01	--	0.01	--

Stock-based compensation expense	0.02	0.02	0.05	0.06

Income taxes (A)	(0.02)	(0.01)	(0.04)	(0.04)

Non-GAAP adjusted diluted earnings per common share from continuing operations	$ 0.06	$ 0.04	$ 0.17	$ 0.17

(A) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for 2014 GAAP Diluted Earnings per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted earnings per common share from continuing operations (A)	$ 0.14 - 0.15

Adjustments:

Amortization of intangible assets	0.07

Severance and restructuring charges	0.02

Acquisition costs	0.02

Stock-based compensation expense	0.06

Income taxes (B)	(0.05)

Non-GAAP adjusted diluted earnings per common share from continuing operations (A)	$ 0.26 - 0.27

(A) This guidance excludes the impact of future acquisitions, acquisition costs or restructuring charges. This guidance includes the impact of the two acquisitions reported on October 1, 2014, Multi Channel Systems MCS GmbH and Triangle BioSystems, Inc.

(B) Income taxes includes the tax effect of adjusting for the reconciling items.
CONTACT: Jeffrey A. Duchemin
         CEO and President
         jduchemin@harvardbioscience.com

         Robert E. Gagnon
         CFO
         rgagnon@harvardbioscience.com

         Tel: 508 893 8999
         Fax: 508 429 8478

         Investor Relations:
         Dian Griesel Int'l.

         Cheryl Schneider
         cschneider@dgicomm.com

         Public Relations:
         Susan Forman or Laura Radocaj
         sforman@dgicomm.com
         lradocaj@dgicomm.com